UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

Strategic Storage Trust IV, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55928 Commission File Number)	81-2847976 (IRS Employer Identification No.)

10 Terrace Road

Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02.	Termination of a Material Definitive Agreement.

On February 10, 2017, Strategic Storage Trust IV, Inc. (the “Company”) entered into a dealer manager agreement, as amended to date (the “Dealer Manager Agreement”), with Select Capital Corporation (“Select Capital”), the dealer manager for the Company’s public offering. On April 17, 2020, pursuant to Section 9 of the Dealer Manager Agreement, the Company provided a 60-day termination notice to Select Capital.

Item 8.01.	Other Events.

On April 17, 2020, the Company’s board of directors approved the suspension of the primary portion of the Company’s public offering, to be effective as of April 30, 2020. Subscriptions received prior to such date will be processed and accepted as described in the Company’s prospectus, as supplemented.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST IV, INC.

Date: April 23, 2020	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer